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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) January 15, 2003

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)

Registrant's telephone number, including area code: (302) 774-1000

Item 5.    Other Events

The registrant hereby files, pursuant to Regulation FD and in connection with Debt and/or

Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-60069 and No. 333-86363), the following news release.

January 15, 2003	Contact:	Clif Webb
WILMINGTON, Del.		302-774-4005
r-clifton.webb@usa.dupont.com

DUPONT UPDATES OUTLOOK FOR FOURTH QUARTER

WILMINGTON, Del., Jan. 15, 2003 -- DuPont (NYSE: DD) announced today that it expects reported earnings for the fourth quarter 2002 to be between $.31 and $.33 per share, slightly below the company's initial outlook. The net impact of special items for the quarter is expected to be immaterial.

However, pre-tax operating results in the second half of the quarter were lower than expected.

The company expects this decline to be largely offset by a significant benefit from further reduction in the effective income tax rate for full year 2002.

DuPont will provide details on its fourth quarter and full-year 2002 results on Jan. 28, via its fourth quarter and full-year earnings news release, Web site postings, and investor conference call.

DuPont is a 200-year-old science company offering innovative products, technologies and services that improve the lives of people everywhere. Headquartered in Wilmington, Del., DuPont delivers science-based solutions to markets including agriculture, nutrition, electronics, communications, safety and protection, home and construction, transportation, apparel, home and textiles.

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1/15/03

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Vice President and Controller

January 15, 2003

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